SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2004

THE LUBRIZOL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-5263	34-0367600

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio		44092-2298

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 943-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. Other Events and Regulation FD Disclosure.

The Lubrizol Corporation (the “Company”) is filing Exhibits 99.1 through 99.4 to this report to provide the consolidated financial statements, including guarantor footnote information required under Rule 3-10 of Regulation S-X as the Company is in the process of registering debt securities using Form S-3 to provide funds to repay a portion of the temporary bridge loan which was utilized to acquire all of the outstanding common stock of Noveon International, Inc. (“Noveon”) on June 3, 2004. The repayment of the debt securities is expected to be fully and unconditionally guaranteed on a joint and several basis by all direct and indirect, 100 percent owned, domestic subsidiaries of the Company, unless specifically agreed otherwise.

ITEM 7. Financial Statements, and Exhibits.

     (c) Exhibits

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

99.1	Consolidated financial statements of The Lubrizol Corporation as of December 31, 2003 and 2002 and the years ended December 31, 2003, 2002 and 2001 and report of independent registered public accounting firm.

99.2	Consolidated financial statements of The Lubrizol Corporation as of March 31, 2004 and December 31, 2003 and for the three-month periods ended March 31, 2004 and 2003.

99.3	Consolidated financial statements of Noveon International, Inc. as of December 31, 2003 and for the year then ended and report of independent registered public accounting firm.

99.4	Consolidated financial statements of Noveon International, Inc. as of March 31, 2004 and for the three-month period then ended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
By:	/s/ Leslie M. Reynolds
Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel

Date: August 4, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

99.1	Consolidated financial statements of The Lubrizol Corporation as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 and report of independent registered public accounting firm.

99.2	Consolidated financial statements of The Lubrizol Corporation as of March 31, 2004 and December 31, 2003 and for the three-month periods ended March 31, 2004 and 2003.

99.3	Consolidated financial statements of Noveon International, Inc. as of December 31, 2003 and for the year then ended and report of independent registered public accounting firm.

99.4	Consolidated financial statements of Noveon International, Inc. as of March 31, 2004 and for the three month-period then ended.

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